Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-258379) of Texas Community Bancshares, Inc. of our report dated March 30, 2023, on our audit of the consolidated financial statements of Texas Community Bancshares, Inc. and Subsidiaries as of December 31, 2022 and 2021, and for each of the years in the two-year period ended December 31, 2022, which report is included in this Annual Report on Form 10-K.

/s/ FORVIS, LLP

Houston, Texas
March 30, 2023